Exhibit 99.2

FOR IMMEDIATE RELEASE
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Contact:    Stan Szlauderbach
            VP, Investor Relations and Chief Accounting Officer
            (972) 364-2238

          AMERISERVE FOOD DISTRIBUTION, INC. GETS FINANCING COMMITMENT
                 FROM TRICON GLOBAL RESTAURANTS AND BURGER KING

DALLAS, February 1, 2000 - AmeriServe Food Distribution, Inc.
announced late Tuesday that it has received financing commitments from its largest customer partners, Tricon Global Restaurants, Inc. and the Burger King Corporation.

Upon approval of the U.S. Bankruptcy Court for the District of Delaware in Wilmington, DE, where AmeriServe on Monday filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code, this financing will allow AmeriServe to continue service to all its current customers. The Company, in cooperation with Tricon and Burger King, intends to replace this financing with financing from a traditional debtor-in-possession lender.

AmeriServe, headquartered in Addison, TX, a suburb of Dallas, is the nation's largest foodservice distributor specializing in chain restaurants, serving leading quick service systems such as Arby's, Burger King, Chick-fil-A, Dairy Queen, KFC, Long John Silver's, Pizza Hut and Taco Bell.

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